Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

First Quarter 2023 Results

Wakefield, MA—May 2, 2023—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the first quarter ended March 31, 2023.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“As the second quarter of 2023 begins, we continue to believe that the current price of our common stock does not accurately reflect the value of our underlying real estate assets.  We will seek to increase shareholder value by (1) pursuing the sale of select properties where we believe that short to intermediate term valuation potential has been reached and (2) striving to lease vacant space.  We intend to use proceeds from property dispositions primarily for debt reduction.

We look forward to the remainder of 2023 and beyond with anticipation and optimism.”

Financial Highlights

●	GAAP net income was $2.4 million or $0.02 per basic and diluted share for the three months ended March 31, 2023.
●	Funds From Operations (FFO) was $8.4 million, or $0.08 per basic and diluted share, for the three months ended March 31, 2023.
●	We sold one office property located in Elk Grove, Illinois on March 10, 2023 for a sales price of $29.1 million, at a gain of approximately $8.4 million. Sale proceeds were primarily used to repay a portion of the drawn balance of our revolving line of credit.

Leasing Highlights

●	During the three months ended March 31, 2023, we leased approximately 129,000 square feet, including 48,000 square feet of new leases.
●	Our directly owned real estate portfolio of 20 owned properties, totaling approximately 6.0 million square feet, was approximately 73.9% leased as of March 31, 2023, compared to approximately 75.6% leased as of December 31, 2022. The decrease in the leased percentage is primarily a result of lease expirations during the three months ended March 31, 2023 and from a property disposition.
●	Subsequent to March 31, 2023, we entered into leases totaling approximately 112,000 square feet, including leases with new tenants and existing tenant expansions. As of April 30, 2023, our directly owned portfolio increased to approximately 75.6% leased, an increase from our leased percentage of 73.9% as of March 31, 2023 and unchanged from our leased percentage as of December 31, 2022.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the three months ended March 31, 2023 was $32.87, or 5.7% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2022. The average lease term on leases signed during the three months ended March 31, 2023 was 6.1 years compared to 6.4 years during the year ended December 31, 2022. Overall the portfolio weighted average rent per occupied square foot was $31.06 as of March 31, 2023 compared to $30.48 as of December 31, 2022.

●	We are currently tracking approximately 700,000 square feet of new prospective tenants, including approximately 400,000 square feet of prospective tenants that have identified FSP assets on their respective short lists of potential locations.
●	We believe that our continuing portfolio of real estate is well located, primarily in the Sunbelt and Mountain West geographic regions, and consists of high-quality assets with upside leasing potential in a post-COVID-19 environment.

Investment Highlights

●	On March 10, 2023, we completed the sale of 50 Northwest Point in Elk Grove, Illinois for approximately $29.1 million in gross proceeds and recorded a gain of approximately $8.4 million. Proceeds were used primarily to reduce debt.
●	We remain committed to selling select properties during 2023 and using proceeds primarily for debt reduction.
●	At this time, primarily for competitive reasons and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing our suspension of property disposition guidance.
●	We will continue to provide quarterly updates on any disposition activity.

Dividends

●	On April 7, 2023, we announced that our Board of Directors declared a quarterly cash dividend for the three months ended March 31, 2023 of $0.01 per share of common stock that will be paid on May 11, 2023 to stockholders of record on April 21, 2023.

Consolidation of Sponsored REIT

As of January 1, 2023, we consolidated Monument Circle into our financial statements.  On October 29, 2021, we agreed to amend and restate our existing loan to Monument Circle that is secured by a mortgage on real estate owned by Monument Circle, which we refer to as the Sponsored REIT Loan.  The amended and restated Sponsored REIT Loan extended the maturity date from December 6, 2022 to June 30, 2023 (subject to further extension to September 30, 2023), increased the aggregate principal amount of the loan from $21 million to $24 million, and included certain other modifications.  In consideration of our agreement to amend and restate the Sponsored REIT Loan, we obtained from the stockholders of Monument Circle the right to vote their shares in favor of any sale of the property owned by Monument Circle any time on or after January 1, 2023.  As a result of our obtaining this right to vote shares, GAAP variable interest entity (VIE) rules required us to consolidate Monument Circle as of January 1, 2023.  A gain on consolidation of approximately $0.4 million was recognized in the three months ended March 31, 2023.

Additional information about the consolidation of Monument Circle can be found in Note 1, “Organization, Properties, Basis of Presentation, Financial Instruments, and Recent Accounting Standards – Variable Interest Entities (VIEs)” and Note 2, “Related Party Transactions and Investments in Non-Consolidated Entities - Management fees and interest income from loans”, in the Notes to Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, Adjusted Funds From Operations (AFFO) and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2023 Net Income, FFO and Disposition Guidance

At this time, due primarily to economic conditions and uncertainty surrounding the timing and amount of proceeds received from property dispositions, we are continuing suspension of Net Income, FFO and property disposition guidance.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and consolidated properties as of March 31, 2023.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for May 3, 2023 at 11:00 a.m. (ET) to discuss the first quarter 2023 results. To access the call, please dial 1-833-470-1428 and use access code 692599. Internationally, the call may be accessed by dialing 1-404-975-4839 and using access code 692599. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as those relating to our ability to lease space in the future, expectations for dispositions, the payment of dividends and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, inflation rates, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston,  and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, increases in the level of general and administrative costs as a percentage of revenues as revenues decrease as a result of property dispositions, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, which may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2023	2022

Revenue:
Rental	$37,767	$41,797
Related party revenue:
Management fees and interest income from loans	—	460
Other	—	7
Total revenue	37,767	42,264

Expenses:
Real estate operating expenses	12,690	12,834
Real estate taxes and insurance	6,973	8,719
Depreciation and amortization	14,727	15,670
General and administrative	3,817	3,784
Interest	5,806	5,366
Total expenses	44,013	46,373

Loss on extinguishment of debt	(67)	—
Gain on consolidation of Sponsored REIT	394	—
Gain on sale of properties, net	8,392	—
Income (loss) before taxes	2,473	(4,109)
Tax expense	67	49
Net income (loss)	$2,406	$(4,158)

Weighted average number of shares outstanding, basic and diluted	103,236	103,691

Net income (loss) per share, basic and diluted	$0.02	$(0.04)

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
(in thousands, except share and par value amounts)	2023	2022
Assets:
Real estate assets:
Land	$130,147	$126,645
Buildings and improvements	1,367,629	1,388,869
Fixtures and equipment	11,411	11,151
	1,509,187	1,526,665
Less accumulated depreciation	413,272	423,417
Real estate assets, net	1,095,915	1,103,248
Acquired real estate leases, less accumulated amortization of $20,170 and $20,243, respectively	9,620	10,186
Cash, cash equivalents and restricted cash	13,110	6,632
Tenant rent receivables	3,306	2,201
Straight-line rent receivable	51,703	52,739
Prepaid expenses and other assets	6,125	6,676
Related party mortgage loan receivable, less allowance for credit loss of $0 and $4,237, respectively	—	19,763
Other assets: derivative asset	—	4,358
Office computers and furniture, net of accumulated depreciation of $1,132 and $1,115, respectively	145	154
Deferred leasing commissions, net of accumulated amortization of $19,852 and $19,043, respectively	33,758	35,709
Total assets	$1,213,682	$1,241,666

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$75,000	$48,000
Term loans payable, less unamortized financing costs of $635 and $250, respectively	124,365	164,750
Series A & Series B Senior Notes, less unamortized financing costs of $453 and $494, respectively	199,547	199,506
Accounts payable and accrued expenses	37,720	50,366
Accrued compensation	1,189	3,644
Tenant security deposits	5,740	5,710
Lease liability	655	759
Acquired unfavorable real estate leases, less accumulated amortization of $519 and $574, respectively	171	195
Total liabilities	444,387	472,930

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 103,235,914 and 103,235,914 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,334,776	1,334,776
Accumulated other comprehensive income	3,544	4,358
Accumulated distributions in excess of accumulated earnings	(569,035)	(570,408)
Total stockholders’ equity	769,295	768,736
Total liabilities and stockholders’ equity	$1,213,682	$1,241,666

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Three Months Ended
	March 31,
(in thousands)	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,406	$(4,158)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	15,316	16,195
Amortization of above and below market leases	(18)	(9)
Amortization of other comprehensive income into interest expense	(662)	—
Loss on extinguishment of debt	67	—
Gain on consolidation of Sponsored REIT	(394)	—
Gain on sale of properties, net	(8,392)	—
Changes in operating assets and liabilities:
Tenant rent receivables	(1,105)	(87)
Straight-line rents	(332)	(1,216)
Lease acquisition costs	(818)	(1,069)
Prepaid expenses and other assets	(513)	(1,274)
Accounts payable and accrued expenses	(3,317)	(10,568)
Accrued compensation	(2,455)	(3,498)
Tenant security deposits	30	(382)
Payment of deferred leasing commissions	(908)	(3,706)
Net cash used in operating activities	(1,095)	(9,772)
Cash flows from investing activities:
Property improvements, fixtures and equipment	(11,420)	(9,952)
Consolidation of Sponsored REIT	3,048	—
Proceeds received from sales of properties	28,098	—
Net cash provided by (used in) investing activities	19,726	(9,952)
Cash flows from financing activities:
Distributions to stockholders	(1,033)	(42,640)
Proceeds received from termination of interest rate swap	4,206	—
Stock repurchases	—	(4,843)
Borrowings under bank note payable	57,000	45,000
Repayments of bank note payable	(30,000)	(5,000)
Repayments of term loans payable	(40,000)	—
Deferred financing costs	(2,326)	(2,561)
Net cash used in financing activities	(12,153)	(10,044)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,478	(29,768)
Cash, cash equivalents and restricted cash, beginning of year	6,632	40,751
Cash, cash equivalents and restricted cash, end of period	$13,110	$10,983

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2023	256,233	4.1%
2024	705,840	11.3%
2025	436,447	7.0%
2026	608,427	9.7%
2027	321,740	5.1%
Thereafter (2)	3,934,539	62.8%
	6,263,226	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,785,876 square feet of vacancies at our owned and consolidated properties as of March 31, 2023.

(dollars & square feet in 000's)	As of March 31, 2023
			% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	4	$460,360	42.0%	2,133	34.0%
Texas	9	331,302	30.2%	2,423	38.7%
Georgia	1	52,854	4.8%	160	2.6%
Minnesota	3	120,745	11.0%	758	12.1%
Virginia	1	32,008	2.9%	298	4.8%
Florida	1	70,510	6.5%	213	3.4%
Indiana	1	19,609	1.8%	214	3.4%
North Carolina	1	8,527	0.8%	64	1.0%
Total	21	$1,095,915	100.0%	6,263	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

(in thousands)	For the Three Months Ended
31-Mar-23
Tenant improvements	$3,047
Deferred leasing costs	908
Non-investment capex	2,967
$6,922

	For the Three Months Ended				Year Ended
	31-Mar-22	30-Jun-22	30-Sep-22	31-Dec-22	31-Dec-22
Tenant improvements	$1,877	$5,453	$6,813	$7,508	$21,651
Deferred leasing costs	3,032	1,327	2,053	1,152	7,564
Non-investment capex	5,065	6,736	9,289	9,074	30,164
	$9,974	$13,516	$18,155	$17,734	$59,379

Square foot & leased percentages	March 31,	December 31,
	2023	2022
Owned Properties:
Number of properties	20	21
Square feet	6,049,466	6,239,530
Leased percentage	73.9%	75.6%

Consolidated Property - Single Asset REIT (SAR):
Number of properties	1	—
Square feet	213,760	—
Leased percentage	4.1%

Total Owned and Consolidated Properties:
Number of properties	21	21
Square feet	6,263,226	6,239,530
Leased percentage	71.5%	75.6%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Fourth		First
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	31-Dec-22	Leased (2)	31-Mar-23	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	78.4%	78.4%	78.4%
	NORTHWEST POINT	Elk Grove Village, IL	—	100.0%	100.0%	(3)	(3)
2	PARK TEN	Houston, TX	157,609	78.1%	76.1%	90.8%	86.6%
3	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
4	GREENWOOD PLAZA	Englewood, CO	196,236	66.3%	66.3%	66.3%	66.3%
5	ADDISON	Addison, TX	289,333	83.0%	83.0%	83.0%	83.0%
6	COLLINS CROSSING	Richardson, TX	300,887	96.1%	96.1%	97.1%	96.8%
7	INNSBROOK	Glen Allen, VA	298,183	47.8%	47.8%	47.8%	47.8%
8	LIBERTY PLAZA	Addison, TX	217,841	72.9%	74.7%	72.9%	72.9%
9	BLUE LAGOON	Miami, FL	213,182	98.5%	98.5%	98.5%	98.5%
10	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
11	121 SOUTH EIGHTH ST	Minneapolis, MN	298,121	85.2%	86.3%	84.5%	84.5%
12	801 MARQUETTE AVE	Minneapolis, MN	129,691	91.8%	91.8%	91.8%	91.8%
13	LEGACY TENNYSON CTR	Plano, TX	209,461	49.0%	46.2%	49.0%	49.0%
14	ONE LEGACY	Plano, TX	214,110	64.7%	64.7%	69.3%	69.3%
15	WESTCHASE I & II	Houston, TX	629,025	63.5%	63.7%	59.0%	60.3%
16	1999 BROADWAY	Denver, CO	680,255	66.9%	66.9%	61.9%	65.2%
17	1001 17TH STREET	Denver, CO	644,785	70.2%	70.1%	70.8%	70.3%
18	PLAZA SEVEN	Minneapolis, MN	330,096	79.3%	79.3%	65.0%	71.6%
19	PERSHING PLAZA	Atlanta, GA	160,145	79.2%	79.2%	79.8%	79.8%
20	600 17TH STREET	Denver, CO	611,163	78.3%	78.0%	80.5%	79.3%
	OWNED PORTFOLIO		6,049,466	75.6%	75.9%	73.9%	74.9%

21	MONUMENT CIRCLE (4)	Charlotte, NC	213,760	(4)	(4)	4.1%	4.1%

	OWNED & CONSOLIDATED PORTFOLIO		6,263,226	75.6%	75.9%	71.5%	72.5%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	Property was sold on March 10, 2023.
(4)	Consolidated property as of January 1, 2023, previously was a managed property.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned and Consolidated Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned and consolidated portfolio based on total square feet:

As of March 31, 2023

			% of
	Tenant	Sq Ft	Portfolio
1	CITGO Petroleum Corporation	248,399	4.0%
2	EOG Resources, Inc.	169,167	2.7%
3	US Government	168,573	2.7%
4	Lennar Homes, LLC	155,808	2.5%
5	Kaiser Foundation Health Plan	120,979	1.9%
6	Argo Data Resource Corporation	114,200	1.8%
7	Swift, Currie, McGhee & Hiers, LLP	101,296	1.6%
8	Deluxe Corporation	98,922	1.6%
9	Ping Identity Corp.	89,856	1.4%
10	Permian Resources Operating, LLC	67,856	1.1%
11	Bread Financial Payments, Inc.	67,274	1.1%
12	PricewaterhouseCoopers LLP	66,304	1.1%
13	Hall and Evans LLC	65,878	1.1%
14	Cyxtera Management, Inc.	61,826	1.0%
15	Precision Drilling (US) Corporation	59,569	1.0%
16	Schwegman, Lundberg & Woessner, P.A.	58,263	0.9%
17	EMC Corporation	57,100	0.9%
18	ID Software, LLC	57,100	0.9%
19	Olin Corporation	54,080	0.9%
20	Unique Vacations	53,119	0.8%
	Total	1,935,569	31.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2023	2022
Net income (loss)	$2,406	$(4,158)
Gain on consolidation of Sponsored REIT	(394)	—
Gain on sale of properties, net	(8,392)	—
Depreciation & amortization	14,709	15,661
NAREIT FFO	8,329	11,503
Lease Acquisition costs	78	79
Funds From Operations (FFO)	$8,407	$11,582

Funds From Operations (FFO)	$8,407	$11,582
Loss on extinguishment of debt	67	—
Amortization of deferred financing costs	589	526
Straight-line rent	(331)	(1,216)
Tenant improvements	(3,047)	(1,877)
Leasing commissions	(908)	(3,032)
Non-investment capex	(2,967)	(5,065)
Adjusted Funds From Operations (AFFO)	$1,810	$918

Per Share Data
EPS	$0.02	$(0.04)
FFO	$0.08	$0.11
AFFO	$0.02	$0.01

Weighted average shares (basic and diluted)	103,236	103,691

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on mortgage loans, properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding loss on extinguishment of debt that is non-cash, (3) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (4) excluding the effect of straight-line rent, (5) plus the amortization of deferred financing costs, (6) plus the value of shares issued as compensation and (7) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on extinguishment of debt, gains or losses on the sale of assets and excludes non-property specific income and expenses.  The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for all periods presented.  We exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Mar-23	31-Dec-22	(Dec)	Change
Region
East	362	$478	$526	$(48)	(9.1)%
MidWest	758	2,239	2,406	(167)	(6.9)%
South	2,797	7,933	7,896	37	0.5%
West	2,132	6,422	6,028	394	6.5%
Property NOI* from Owned Properties	6,049	17,072	16,856	216	1.3%
Disposition and Acquisition Properties (a)	214	668	1,359	(691)	(3.9)%
NOI*	6,263	$17,740	$18,215	$(475)	(2.6)%

Sequential Same Store		$17,072	$16,856	$216	1.3%

Less Nonrecurring
Items in NOI* (b)		1,292	818	474	(2.9)%

Comparative
Sequential Same Store		$15,780	$16,038	$(258)	(1.6)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income (loss)	31-Mar-23	31-Dec-22
Net income (loss)	$2,406	$(2,884)
Add (deduct):
Loss on extinguishment of debt	67	—
Gain on consolidation of Sponsored REIT	(394)	—
Impairment and loan loss reserve	—	2,380
Gain on sale of properties, net	(8,392)	(3,862)
Management fee income	(374)	(295)
Depreciation and amortization	14,727	14,805
Amortization of above/below market leases	(18)	(30)
General and administrative	3,817	2,888
Interest expense	5,806	5,668
Interest income	—	(460)
Non-property specific items, net	95	5

NOI*	$17,740	$18,215

(a)	We define Disposition and Acquisition Properties as properties that were sold or acquired or consolidated and do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.